UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): March 12, 2019

Southcross Energy Partners, L.P.
(Exact name of registrant as specified in its charter)

Delaware	001-35719	45-5045230
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation or organization)	File Number)	Identification No.)

1717 Main Street
Suite 5200
Dallas, Texas 75201
(Address of principal executive office) (Zip Code)

(214) 979-3700
(Registrants’ telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Retention Bonus Program
On March 12, 2019, the Board of Directors (the “Board”) of Southcross Energy Partners GP, LLC (the “Company”), the general partner of Southcross Energy Partners, L.P., approved, upon the recommendation of the Compensation Committee of the Board, a retention bonus arrangement for its executive officers. The retention bonus arrangement includes a retention bonus payment (the “Retention Bonus”) to each of the Company’s executive officers, the terms of which are governed by the applicable letter agreement (the “Letter Agreement”). The form of the Letter Agreement has been approved by the Board and was executed on March 13, 2019 by each of James W. Swent III, Chairman, President and Chief Executive Officer of the Company, Michael B. Howe, Senior Vice President and Chief Financial Officer of the Company, and William C. Boyer, Senior Vice President and Chief Operating Officer of the Company. The Retention Bonus will be paid in a lump sum in cash in connection with the execution of the Letter Agreement and will total 100% of the annual base salary for Mr. Swent ($1,000,000) and 150% of the annual base salary for each of Messrs. Howe ($562,500) and Boyer ($525,000). Under the terms of each executive officer’s Letter Agreement, the executive officer will be required to repay the full gross amount of the Retention Bonus in the event that such executive’s employment is terminated within 15 months of the payment of the Retention Bonus, other than by reason of termination by the Company without Cause (as defined in the Letter Agreement) or due to such executive’s death or Disability (as defined in the Letter Agreement). The executive will not be required to repay the Retention Bonus if a termination of employment occurs for any reason after the earlier of (i) a Transaction (as defined in the Letter Agreement) or (ii) June 13, 2020.

As a condition to the receipt of the Retention Bonus, each of Messrs. Swent, Howe and Boyer agreed to waive any severance or termination payments to which they may otherwise become entitled under the terms of the Company’s Employee Protection Plan, and each of Messrs. Swent and Boyer further agreed to waive any severance or termination payments to which he may otherwise become entitled under the terms of that certain Employment Agreement dated September 17, 2018 between the Company and Mr. Swent and the terms of that certain Severance Agreement between the Company and Mr. Boyer dated November 14, 2016, as amended.

The summary of the Retention Bonus under the retention bonus arrangement set forth under this Item 5.02 is qualified in its entirety by reference to the complete terms and conditions as set forth in the form of Letter Agreement which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated by reference into this Item 5.02.

Item 9.01    Financial Statements and Exhibits

(d)	Exhibits
The following exhibits are attached hereto and filed herewith

Exhibit Number	Description
10.1	Form of Letter Agreement for Retention Bonus Agreement, dated March 13, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Southcross Energy Partners, L.P.
	By:	Southcross Energy Partners GP, LLC, its general partner

Dated: March 18, 2019	By:	/s/ Kelly Jameson
Name: Kelly J. Jameson
Title: Senior Vice President and General Counsel